Cloudflare Announces First Quarter 2024 Financial Results

•First quarter revenue totaled $378.6 million, representing an increase of 30% year-over-year
•GAAP loss from operations of $54.6 million, or 14% of revenue, and non-GAAP income from operations of $42.4 million, or 11% of revenue
•Operating cash flow of $73.6 million, or 19% of revenue, and free cash flow of $35.6 million, or 9% of revenue
San Francisco, CA, May 2, 2024 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced financial results for its first quarter ended March 31, 2024.

“The first quarter marked a strong start to the year, as we grew revenue 30% year-over-year to $378.6 million—fueled by a record number of net-new customers year-over-year spending more than $100,000, $500,000, and $1 million with Cloudflare on an annualized basis. I'm incredibly proud of the fact that our team has been able to continue to build our network, service larger and larger customers, and launch entirely new categories of products—including in the AI space—while also remaining disciplined with our gross and operating margins and our free cash flow,” said Matthew Prince, co-founder & CEO of Cloudflare. “We’ve also delivered a double-digit year-over-year improvement in sales productivity again this quarter. Cloudflare has always been powered by our relentless innovation engine, and I’m encouraged by our progress in building a go-to-market engine that will also be the envy of the industry.”

First Quarter Fiscal 2024 Financial Highlights

•Revenue: Total revenue of $378.6 million, representing an increase of 30% year-over-year.
•Gross Profit: GAAP gross profit was $293.6 million, or 77.5% gross margin, compared to $219.7 million, or 75.7%, in the first quarter of 2023. Non-GAAP gross profit was $301.1 million, or 79.5% gross margin, compared to $225.9 million, or 77.8%, in the first quarter of 2023.
•Operating Income (Loss): GAAP loss from operations was $54.6 million, or 14.4% of revenue, compared to $47.3 million, or 16.3% of revenue, in the first quarter of 2023. Non-GAAP income from operations was $42.4 million, or 11.2% of revenue, compared to $19.4 million, or 6.7% of revenue, in the first quarter of 2023.
•Net Income (Loss): GAAP net loss was $35.5 million, compared to $38.1 million in the first quarter of 2023. GAAP net loss per basic and diluted share was $0.10, compared to $0.12 in the first quarter of 2023. Non-GAAP net income was $58.2 million, compared to $27.2 million in the first quarter of 2023. Non-GAAP net income per diluted share was $0.16, compared to $0.08 in the first quarter of 2023.
•Cash Flow: Net cash flow from operating activities was $73.6 million, compared to $36.4 million for the first quarter of 2023. Free cash flow was $35.6 million, or 9% of revenue, compared to $13.9 million, or 5% of revenue, in the first quarter of 2023.
•Cash, cash equivalents, and available-for-sale securities were $1,716.2 million as of March 31, 2024.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the second quarter of fiscal 2024, we expect:

•Total revenue of $393.5 to $394.5 million
•Non-GAAP income from operations of $35.0 to $36.0 million
•Non-GAAP net income per share of $0.14, utilizing weighted average common shares outstanding of approximately 360 million

For the full year fiscal 2024, we expect:

•Total revenue of $1,648.0 to $1,652.0 million
•Non-GAAP income from operations of $160.0 to $164.0 million
•Non-GAAP net income per share of $0.60 to $0.61, utilizing weighted average common shares outstanding of approximately 361 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Conference Call Information

Cloudflare will host an investor conference call to discuss its first quarter ended March 31, 2024 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (877) 400-4517 from the United States or (332) 251-2620 internationally with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions, such as inflation, high interest rates, actual or potential bank failures and recessionary concerns, on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of the Hamas-Israel and Russia-Ukraine conflicts and other areas of geopolitical tension around the world, or any potential worsening or expansion of those conflicts or geopolitical tensions; our history of net losses; risks associated with managing our rapid growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; our ability to effectively attract, integrate and retain key personnel; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments, including advancements in AI, in the market; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 21, 2024, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$378,602	$290,175
Cost of revenue(1)(2)	85,038	70,432
Gross profit	293,564	219,743
Operating expenses:
Sales and marketing(1)(2)(3)	194,102	137,001
Research and development(1)	87,703	81,539
General and administrative(1)	66,309	48,475
Total operating expenses	348,114	267,015
Loss from operations	(54,550)	(47,272)
Non-operating income (expense):
Interest income	21,252	13,487
Interest expense(4)	(1,100)	(2,126)
Other income (expense), net	1,124	(857)
Total non-operating income, net	21,276	10,504
Loss before income taxes	(33,274)	(36,768)
Provision for income taxes	2,269	1,314
Net loss	$(35,543)	$(38,082)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	338,583	330,389
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$2,822	$1,803
Sales and marketing	21,775	15,868
Research and development	28,980	30,216
General and administrative	23,150	13,863
Total stock-based compensation and related employer payroll taxes	$76,727	$61,750
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$4,691	$4,311
Sales and marketing	575	576
Total amortization of acquired intangible assets	$5,266	$4,887
(3) Includes one-time compensation charge as follows:

Sales and marketing	$15,000	$—
Total one-time compensation charge	$15,000	$—
(4) Includes amortization of debt issuance costs as follows:

Interest expense	$990	$1,163
Total amortization of debt issuance costs	$990	$1,163

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$254,401	$86,864
Available-for-sale securities	1,461,801	1,586,880
Accounts receivable, net	213,183	248,268
Contract assets	11,589	11,041
Restricted cash short-term	5,535	2,522
Prepaid expenses and other current assets	69,663	47,502
Total current assets	2,016,172	1,983,077
Property and equipment, net	329,422	322,813
Goodwill	148,047	148,047
Acquired intangible assets, net	14,298	19,564
Operating lease right-of-use assets	141,820	138,556
Deferred contract acquisition costs, noncurrent	137,527	133,236
Restricted cash	1,838	1,838
Other noncurrent assets	12,506	12,636
Total assets	$2,801,630	$2,759,767
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,832	$53,727
Accrued expenses and other current liabilities	68,412	63,597
Accrued compensation	62,299	63,801
Operating lease liabilities	39,273	38,351
Deferred revenue	356,243	347,608
Total current liabilities	574,059	567,084
Convertible senior notes, net	1,284,352	1,283,362
Operating lease liabilities, noncurrent	113,017	113,490
Deferred revenue, noncurrent	17,645	17,244
Other noncurrent liabilities	15,333	15,540
Total liabilities	2,004,406	1,996,720
Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of March 31, 2024 and December 31, 2023; 301,023 and 298,089 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	300	297
Class B common stock; $0.001 par value; 315,000 shares authorized as of March 31, 2024 and December 31, 2023; 38,710 and 39,443 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	39	40
Additional paid-in capital	1,857,168	1,784,566
Accumulated deficit	(1,059,383)	(1,023,840)
Accumulated other comprehensive income (loss)	(900)	1,984
Total stockholders’ equity	797,224	763,047
Total liabilities and stockholders’ equity	$2,801,630	$2,759,767

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(35,543)	$(38,082)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	30,112	31,509
Non-cash operating lease costs	11,863	11,061
Amortization of deferred contract acquisition costs	18,107	14,109
Stock-based compensation expense	69,723	57,401
Amortization of debt issuance costs	990	1,163
Net accretion of discounts and amortization of premiums on available-for-sale securities	(12,713)	(8,228)
Deferred income taxes	(276)	(120)
Provision for bad debt	3,223	1,576
Other	106	(14)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	31,862	(32,781)
Contract assets	(548)	269
Deferred contract acquisition costs	(22,398)	(19,391)
Prepaid expenses and other current assets	(23,022)	(8,934)
Other noncurrent assets	760	(811)
Accounts payable	3,073	11,634
Accrued expenses and other current liabilities	3,838	650
Operating lease liabilities	(14,678)	(6,908)
Deferred revenue	9,036	21,881
Other noncurrent liabilities	64	430
Net cash provided by operating activities	73,579	36,414
Cash Flows from Investing Activities
Purchases of property and equipment	(32,056)	(17,541)
Capitalized internal-use software	(5,916)	(4,970)
Purchases of available-for-sale securities	(298,995)	(476,206)
Sales of available-for-sale securities	—	20,248
Maturities of available-for-sale securities	433,903	493,988
Other investing activities	14	48
Net cash provided by investing activities	96,950	15,567
Cash Flows from Financing Activities
Proceeds from the exercise of stock options	4,422	3,305
Payment of tax withholding obligation on RSU settlement	(4,401)	(2,058)
Net cash provided by financing activities	21	1,247
Net increase in cash, cash equivalents, and restricted cash	170,550	53,228
Cash, cash equivalents, and restricted cash, beginning of period	91,224	215,204
Cash, cash equivalents, and restricted cash, end of period	$261,774	$268,432

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of cost of revenue:
GAAP cost of revenue	$85,038	$70,432
Less: Stock-based compensation and related employer payroll taxes	(2,822)	(1,803)
Less: Amortization of acquired intangible assets	(4,691)	(4,311)
Non-GAAP cost of revenue	$77,525	$64,318
Reconciliation of gross profit:
GAAP gross profit	$293,564	$219,743
Add: Stock-based compensation and related employer payroll taxes	2,822	1,803
Add: Amortization of acquired intangible assets	4,691	4,311
Non-GAAP gross profit	$301,077	$225,857
GAAP gross margin	77.5%	75.7%
Non-GAAP gross margin	79.5%	77.8%
Reconciliation of operating expenses:
GAAP sales and marketing	$194,102	$137,001
Less: Stock-based compensation and related employer payroll taxes	(21,775)	(15,868)
Less: Amortization of acquired intangible assets	(575)	(576)
Less: One-time compensation charge	(15,000)	—
Non-GAAP sales and marketing	$156,752	$120,557
GAAP research and development	$87,703	$81,539
Less: Stock-based compensation and related employer payroll taxes	(28,980)	(30,216)
Non-GAAP research and development	$58,723	$51,323
GAAP general and administrative	$66,309	$48,475
Less: Stock-based compensation and related employer payroll taxes	(23,150)	(13,863)
Non-GAAP general and administrative	$43,159	$34,612
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(54,550)	$(47,272)
Add: Stock-based compensation and related employer payroll taxes	76,727	61,750
Add: Amortization of acquired intangible assets	5,266	4,887
Add: One-time compensation charge	15,000	—
Non-GAAP income from operations	$42,443	$19,365
GAAP operating margin	(14.4)%	(16.3)%
Non-GAAP operating margin	11.2%	6.7%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of interest expense:
GAAP interest expense	$(1,100)	$(2,126)
Add: Amortization of debt issuance costs	990	1,163
Non-GAAP interest expense	$(110)	$(963)
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$2,269	$1,314
Income tax effect of non-GAAP adjustments	4,290	2,537
Non-GAAP provision for income taxes	$6,559	$3,851
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(35,543)	$(38,082)
Add: Stock-based compensation and related employer payroll taxes	76,727	61,750
Add: Amortization of acquired intangible assets	5,266	4,887
Add: One-time compensation charge	15,000	—
Add: Amortization of debt issuance costs	990	1,163
Income tax effect of non-GAAP adjustments	(4,290)	(2,537)
Non-GAAP net income	$58,150	$27,181

GAAP net loss per share, basic	$(0.10)	$(0.12)

GAAP net loss per share, diluted	$(0.10)	$(0.12)
Add: Stock-based compensation and related employer payroll taxes	0.23	0.19
Add: Amortization of acquired intangible assets	0.02	0.01
Add: One-time compensation charge	0.04	—
Add: Amortization of debt issuance costs	—	—
Income tax effect of non-GAAP adjustment	(0.01)	(0.01)
Effect of dilutive shares	(0.02)	0.01
Non-GAAP net income per share, diluted(1)(2)	$0.16	$0.08

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	338,583	330,389
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted(2)	356,206	342,005
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.
(2) For the period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average shares, adjusted for dilutive potential shares that were assumed outstanding during period.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Free cash flow
Net cash provided by operating activities	$73,579	$36,414
Less: Purchases of property and equipment	(32,056)	(17,541)
Less: Capitalized internal-use software	(5,916)	(4,970)
Free cash flow	$35,607	$13,903
Net cash provided by investing activities	$96,950	$15,567
Net cash provided by financing activities	$21	$1,247
Net cash provided by operating activities (percentage of revenue)	19%	13%
Less: Purchases of property and equipment (percentage of revenue)	(8)%	(6)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(2)%
Free cash flow margin(1)	9%	5%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation, which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our Class A common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We also excluded the one-time cash compensation charge incurred during the three months ended March 31, 2024 from certain of our non-GAAP financial measures because it was not attributable to services provided and did not correlate to the ongoing operation of our business. We exclude amortization of debt issuance costs and loss on extinguishment of debt, which are non-cash expenses, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Diluted. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, loss on extinguishment of debt, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of issuance costs. We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Calculation of non-GAAP net loss per share, diluted excludes all potentially dilutive securities as their effect is antidilutive. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income (loss) per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.